UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 1, 2007

New Horizons Worldwide, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-17840	22-2941704
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1900 S. State College Blvd., Suite 650, Anaheim, California		92806
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 940-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

The disclosure under Item 5.02 below is incorporated herein by reference with respect to the issuance of common stock of New Horizons Worldwide, Inc. (the "Company") to Mr. Mallon pursuant to the Stock Option Agreement. The securities issued to Mr. Mallon pursuant to the Stock Option Agreement were issued by the Company in a private placement exempt from registration under the Securities Act of 1933 by virtue of Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder. Mr. Mallon is restricted from transferring or reselling the securities until such time as such securities are eligible for resale, subject to the volume and manner of sale limitations, under Rule 144.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of February 1, 2007, Charles J. Mallon, age 50, was elected to serve as Executive Vice President Finance and Administration of the Company. From September 1999 until his appointment as Executive Vice President Finance and Administration, Mr. Mallon served as Chief Financial Officer of Right Management Consultants, Inc. ("Right Management"), a career transition and organizational consulting services firm and wholly-owned subsidiary of Manpower Inc. (NYSE: MAN). In 2000 he was named Executive Vice President. From 1996 to September 1999, Mr. Mallon assisted Right Management in directing and managing its financial operations. Prior to joining Right Management, Mr. Mallon served for six years as the Chief Financial Officer of ACS Enterprises, Inc., a publicly held wireless cable system operator. Prior to joining ACS, Mr. Mallon spent twelve years with the Philadelphia office of Ernst & Young LLP, serving in various roles, ultimately as senior audit manager. Mr. Mallon is a certified public accountant and a member of the American Institute of Certified Public Accountants.

In connection with the election of Mr. Mallon as Executive Vice President Finance and Administration, the Company entered into a letter agreement setting forth certain terms of employment (the "Letter Agreement") and will enter into a stock option agreement (the "Stock Option Agreement") with Mr. Mallon.

Under the terms of the Letter Agreement, dated as of January 31, 2007, and effective as of February 1, 2007, Mr. Mallon is entitled to receive an annual base salary in the amount of $270,000. Mr. Mallon is further eligible to receive an annual performance bonus, based on the annual bonus program, as established from year to year, in an amount up to 50% of his base salary. Mr. Mallon will be entitled to participate in the Company's employee benefit plans as in effect from time to time on the same basis as similarly situated employees of the Company. Under the terms of the Letter Agreement, Mr. Mallon is further entitled to receive a grant of options to purchase 50,000 shares of Common Stock of the Company, at an exercise price equal to the closing stock price on the date of grant. Such options will vest in equal installments on each of the first three anniversaries of the date of grant and shall be subject to the terms of the New Horizons Worldwide, Inc. Omnibus Equity Plan (the "Omnibus Equity Plan"). The Stock Option agreement under which the stock options have been awarded is described below. Under the terms of the Letter Agreement, Mr. Mallon is entitled to participate in option grants as awarded from time to time to similarly situated employees.

Pursuant to the terms of the Letter Agreement, in the event that the Company terminates Mr. Mallon's employment for any reason other than cause or change of control, Mr. Mallon will be entitled to receive the following severance payments: (i) if termination occurs in 2007, an amount equal to six months base salary; (ii) if termination occurs in 2008 or 2009, an amount equal to nine months base salary; and (iii) if termination occurs in 2010 or thereafter, an amount equal to twelve months base salary. In the event that Mr. Mallon is terminated in conjunction with a change of control, he will receive severance in an amount equal to twelve months of base salary. In addition to the severance payments set forth above, upon termination of employment other than for cause, Mr. Mallon will be entitled to receive outplacement services for one year.

A copy of Mr. Mallon's Letter Agreement is attached as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement.

Pursuant to the terms of the Stock Option Agreement which the Company will enter into with Mr. Mallon, effective as of February 1, 2007, the Company granted Mr. Mallon, under the Omnibus Equity Plan, options to purchase 50,000 shares of common stock, at an exercise price of $1.07 per share, the closing price of a share of stock on February 1, 2007, the date of grant. The form of Stock Option Agreement provides that the options will vest in three equal installments on each of the first three anniversaries of the date of grant. The stock options will vest immediately upon a Change in Control (as defined in the Omnibus Equity Plan). In the event of termination of employment other than by reason of death or disability, the vested options will remain exercisable until the earlier of three months after the date of termination or the expiration of the stock option. If death or disability occurs during employment, all shares subject to the option, whether or not vested, will become immediately exercisable and the option will terminate upon the earlier of the first anniversary of the date of termination as a result of death or disability or the last day of the term of the option. The stock option will be exercisable for ten years from the date of grant.

A copy of the form of Stock Option Agreement to be entered into between the Company and Mr. Mallon is attached as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Stock Option Agreement is qualified in its entirety by reference to the full text of the form of Stock Option Agreement.

There are no arrangements or understandings between Mr. Mallon and any other persons pursuant to which Mr. Mallon was selected as an officer. There are no transactions in which Mr. Mallon has an interest requiring disclosure pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description
10.1 Employment Letter Agreement, effective as of February 1, 2007, by and between the Company and Charles Mallon.
10.2 Form of Nonqualified Stock Option Agreement, dated as of February 1, 2007, to be entered into by and between the Company and Charles Mallon.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Horizons Worldwide, Inc.

February 7, 2007	By:	/s/ Mark A. Miller

Name: Mark A. Miller
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Letter Agreement, effective as of February 1, 2007, by and between the Company and Charles Mallon.
10.2	Form of Nonqualified Stock Option Agreement, dated as of February 1, 2007, to be entered into by and between the Company and Charles Mallon.